UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013 (December 6, 2013)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 6, 2013, certain subsidiaries of Cumulus Media Inc. (the “Company”) entered into a 5-year, $50.0 million revolving accounts receivable securitization facility (the “Securitization Facility”) with General Electric Capital Corporation, as a lender, as swing line lender and as administrative agent (together with any other lenders party thereto from time to time, the “Lenders”).

In connection with the entry into the Securitization Facility, certain subsidiaries of the Company (collectively, the “Originators”) will, pursuant to a Receivables Sale and Servicing Agreement, dated as of December 6, 2013 (the “Sale Agreement”), sell and/or contribute their existing and future accounts receivable and related assets to CMI Receivables Funding LLC, a special purpose entity and wholly owned subsidiary of the Company (the “SPV”). The SPV may thereafter make borrowings from the Lenders, which borrowings will be secured by those receivables and related assets, pursuant to a Receivables Funding and Administration Agreement, dated as of December 6, 2013 (the “Funding Agreement”). Cumulus Media Holdings Inc., a wholly owned subsidiary of the Company, will service the accounts receivable on behalf of the SPV for a monthly fee.

Advances available under the Funding Agreement at any time are subject to a borrowing base determined based on advance rates relating to the value of the eligible receivables held by the SPV at that time. The Securitization Facility matures on December 6, 2018, subject to earlier termination at the election of the SPV. As of the date hereof, the Company had $25.0 million outstanding under the Securitization Facility. Advances bear interest based on either the London Interbank Offered Rate plus 2.50% or the Index Rate (as defined in the Funding Agreement) plus 1.00%. The SPV is also required to pay a monthly fee based on any unused portion of the Securitization Facility. The Securitization Facility contains representations and warranties, affirmative and negative covenants, and events of default that are customary for financings of this type.

This summary of the Securitization Facility is qualified in its entirety by reference to each of the Sale Agreement and the Funding Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by this reference.

Item 9.01 — Financial Statements and Exhibits.

The Company is also filing as Exhibit 99.1 hereto an updated consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

(d) Exhibits.

Number	Exhibit

10.1	Receivables Sale and Servicing Agreement, dated as of December 6, 2013, by and among each of the originators party thereto, CMI Receivables Funding LLC, as Buyer, and Cumulus Media Holdings Inc., as Servicer.

10.2	Receivables Funding and Administration Agreement, dated as of December 6, 2013, by and among CMI Receivables Funding LLC, as Borrower, the lenders signatory thereto from time to time and General Electric Capital Corporation, as a lender, as Swing Line Lender and as Administrative Agent.

99.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:		/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: December 12, 2013

Exhibit Index

Number	Exhibit

10.1	Receivables Sale and Servicing Agreement, dated as of December 6, 2013, by and among each of the originators party thereto, CMI Receivables Funding LLC, as Buyer, and Cumulus Media Holdings Inc., as Servicer.

10.2	Receivables Funding and Administration Agreement, dated as of December 6, 2013, by and among CMI Receivables Funding LLC, as Borrower, the lenders signatory thereto from time to time and General Electric Capital Corporation, as a lender, as Swing Line Lender and as Administrative Agent.

99.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.